Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Audience Productions, Inc. a Washington corporation (the “Company”) on Form 10-Q for the period ending December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jay Schwartz, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Audience Productions, Inc., and will be retained by Audience Productions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

By:	/s/ JAY T. SCHWARTZ
Name:	Jay T. Schwartz
Title:	Chief Executive Officer
Date:	February 14, 2011